EXHIBIT 99.1

EAST WEST BANK
(A Wholly Owned Subsidiary of East West Bancorp, Inc.)

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AS OF JUNE 11, 2010

INDEX

Description	Page Number

Report of Independent Registered Public Accounting Firm	2

Statement of Assets Acquired and Liabilities Assumed as of June 11, 2010	3

Notes to Statement of Assets Acquired and Liabilities Assumed as of June 11, 2010	4 – 12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
East West Bancorp, Inc.:

We have audited the accompanying statement of assets acquired and liabilities assumed by East West Bank (the “Bank”) (a wholly owned subsidiary of East West Bancorp, Inc.) pursuant to the Purchase and Assumption Agreement, dated June 11, 2010, executed by the Bank with the Federal Deposit Insurance Corporation. This financial statement is the responsibility of the Bank’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by East West Bank pursuant to the Purchase and Assumption Agreement, dated June 11, 2010, is fairly presented, in all material respects, on the basis of accounting described in Note 1.

/s/ KPMG LLP

Los Angeles, California
August 27, 2010

EAST WEST BANK
(A Wholly Owned Subsidiary of East West Bancorp, Inc.)

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AS OF JUNE 11, 2010

June 11, 2010
(In thousands)

ASSETS ACQUIRED:
Cash and Cash Equivalents	$67,186
Investment Securities	37,532
Loans Covered By FDIC Loss Sharing (Gross Balance of $395,156; Net of Discount of $84,174)	310,982
Loans Not Covered By FDIC Loss Sharing	2,869
Core Deposit Intangible	3,065
FDIC Indemnification Asset	41,131
Other Real Estate Owned Covered, Net	23,443
Other Assets	6,380

Total Assets Acquired	492,588

LIABILITIES ASSUMED:
Deposits	395,910
Federal Home Loan Bank Advances	65,348
Securities Sold Under Repurchase Agreements	1,937
Deferred Tax Liability	8,189
Other Liabilities	9,917

Total Liabilities Assumed	481,301

NET ASSETS ACQUIRED (AFTER-TAX GAIN)	$11,287

The accompanying notes are an integral part of this financial statement.

EAST WEST BANK
(A Wholly Owned Subsidiary of East West Bancorp, Inc.)

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AS OF JUNE 11, 2010

NOTE 1 — BASIS OF PRESENTATION

East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company” or “we”) is a bank holding company incorporated in Delaware on August 26, 1998 and registered under the Bank Holding Company Act of 1956, as amended. The Company commenced business on December 30, 1998 when, pursuant to the reorganization, it acquired all of the voting stock of East West Bank (the “Bank”). The Bank is the Company’s principal asset.

The accounting and reporting policies of the Company are in conformity with accounting principles generally accepted in the United States of America.

As described in “Note 2 – FDIC-Assisted Acquisition,” East West Bank acquired certain assets and assumed certain liabilities of the former Washington First International Bank (“WFIB”) from the Federal Deposit Insurance Corporation (“FDIC”) in an FDIC-assisted transaction (the “WFIB Acquisition”) on June 11, 2010. The acquisition of the net assets of WFIB constitutes a business acquisition as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ (“ASC”) Topic 805, “Business Combinations.” FASB ASC Topic 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired and the liabilities assumed. Accordingly, the estimated fair values of the acquired assets, including the FDIC indemnification asset and identifiable intangible assets, and the assumed liabilities in the WFIB Acquisition were measured and recorded at the June 11, 2010 acquisition date.

Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and Cash Equivalents – The carrying amounts approximate fair values due to the short-term nature of these instruments.

Investment Securities – The fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies.

Federal Home Loan Bank Stock – The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its redemption value. The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding. This stock is generally redeemable at par value only by the issuing bank and is presented at the redemption value.

Loans – We refer to the majority of loans acquired in the WFIB Acquisition as “covered loans” as we will be reimbursed for 80% of any future losses on them under the terms of the FDIC shared-loss agreements. At the June 11, 2010 acquisition date, we estimated the fair value of the WFIB Acquisition loan portfolio subject to the FDIC shared-loss agreements at $311.0 million, which represents the discounted expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the non-accretable difference. The non-accretable difference represents an estimate of the credit risk in the WFIB Acquisition loan portfolio at the acquisition date.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults and the loss severity of defaults. Other factors that market participants expect were considered in determining the fair value of acquired loans included loan pool level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates.

FDIC Indemnification Asset – The FDIC indemnification asset is measured separately from each of the covered loan categories, as it is not contractually embedded in any of the covered loan categories. For example, the FDIC indemnification asset related to estimated future loan losses is not transferable should we sell a loan prior to foreclosure or maturity. The $41.1 million estimated fair value of the FDIC indemnification asset represents the present value of the estimated cash payments (net of amount owed to the FDIC) expected to be received from the FDIC for future losses on covered loans based on the credit adjustment estimated for each covered loan pool and the loss sharing percentages. The estimated gross cash flows associated with this asset are $42.6 million, which includes a current FDIC receivable asset of $2.3 million. These cash flows were then discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The ultimate collectability of the FDIC indemnification asset is dependent upon the performance of the underlying covered loans, the passage of time and claims paid by the FDIC.

Other Real Estate Owned – Other real estate owned (“OREO”) is presented at its estimated fair value and is also subject to the FDIC shared-loss agreements. The estimated fair values were based mostly on recent sales, best price offerings and appraisals prepared by qualified independent third party appraisers.

Core Deposit Intangible – The estimated fair value of the core deposit intangible asset was based on a valuation prepared internally using market participant assumptions. In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized over the projected useful lives of the related deposits on an accelerated basis over fifteen years.

Deposit Liabilities – The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings – The fair values for FHLB advances and securities sold under repurchase agreements are estimated using a discounted cash flow method based on the current market rates.

Contingent Liability –  In accordance with the purchase and assumption agreement between the bank and the FDIC, forty-five days following the tenth anniversary of the WFIB Acquisition date, the Company is required to pay to the FDIC 50% of the excess, if any of (i) 20% of the Intrinsic Loss Estimate ($149.0 million) over (ii) the sum of (A) 25% of the asset discount plus (B) 25% of the Cumulative Shared-Loss Payments plus (C) the Cumulative Servicing Amount if net losses on covered loans subject to the stated threshold is not reached. As of June 11, 2010, the estimate of this liability was $7.0 million, which is included in other liabilities on the Audited Statement.

Deferred Taxes – Deferred income taxes relate to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. Deferred taxes are reported based upon the principles in FASB ASC Topic 740, “Income Taxes,” and are calculated based on the estimated federal and state income tax rates currently in effect for the Company, which is consistent with market participant expectations.

Off – Balance Sheet Credit Extensions – Through the normal course of business, WFIB had various outstanding commitments to extend credit that were not reflected on the company’s financial statements. Of these outstanding commitments; $34.9 million of undisbursed loan commitments and $14.1 million of commercial letters of credit, standby letters of credit and bankers acceptances were assumed by the Bank.

Use of Estimates

Management of the Bank made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, future expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the WFIB Acquisition. Actual results could differ from those estimates; others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition and deposit attrition.

NOTE 2 — FDIC-ASSISTED ACQUISITION

On June 11, 2010, the Bank acquired certain assets and assumed certain liabilities of WFIB from the FDIC in an FDIC-assisted transaction, pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on June 11, 2010 (the “Purchase and Assumption Agreement”). As part of the Purchase and Assumption Agreement, the Bank and the FDIC entered into shared-loss agreements, whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments), other real estate owned (“OREO”) and accrued interest on loans for up to 90 days. We refer to the acquired loans and OREO subject to the shared-loss agreements collectively as “covered assets.” Under the terms of the shared-loss agreements, the FDIC will absorb 80% of losses and share in 80% of loss recoveries.

Under the terms of the Purchase and Assumption Agreement, the Bank purchased assets with an estimated fair value of $492.6 million, including $311.0 million of covered loans (net of purchase accounting adjustments), $2.9 million of uncovered loans, $37.5 million of investment securities, $67.2 million of cash and cash equivalents, $23.4 million of OREO and $50.6 million of other assets. The Bank also assumed liabilities with an estimated fair value of $481.3 million, including $395.9 million of insured and uninsured deposits, $65.3 million of FHLB advances, $1.9 million of securities sold under agreements to repurchase, $8.2 million of deferred tax liability and $9.9 million of other liabilities. WFIB was a full service commercial bank headquartered in Seattle, Washington that operated four branch locations in the Puget Sound area. We made this acquisition to expand our presence in the Puget Sound area.

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the June 11, 2010 acquisition date. The application of the acquisition method of accounting resulted in a net after-tax gain of $11.3 million.

A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the net after-tax gain are as follows:

June 11, 2010
(In thousands)

WFIB’s cost basis of net assets on June 11, 2010	$23,937
Cash payment due from the FDIC	51,399
Fair value adjustments:
Loans	(84,174)
Core deposit intangible	3,065
FDIC indemnification asset	41,131
Other real estate owned	(1,385)
Other assets	(3,704)
Time deposits	(1,753)
Federal Home Loan Bank advances	(2,006)
Deferred tax liability	(8,189)
Other liabilities	(7,034)

Net after-tax gain from WFIB Acquisition	$11,287

The net gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer. In the WFIB Acquisition as shown in the above table, net assets with an original book value of $23.9 million were transferred to us and a cash payment of $51.4 million was due from the FDIC.

NOTE 3 — INVESTMENT SECURITIES

The Bank acquired investment securities with an estimated fair value of $37.5 million. The acquired securities were predominantly municipal securities, U.S. Government agency and U.S. Government sponsored enterprise debt securities, corporate debt securities, U.S. Government agency and U.S. Government sponsored enterprise mortgage-backed securities, U.S. Treasury securities and debt issued by foreign governments.

The estimated fair value of investment securities acquired is as follows:

June 11, 2010
(In thousands)

Municipal securities	$14,595
U.S. Government agency and U.S. Government sponsored enterprise
debt securities	8,061
Corporate debt securities	6,858
U.S. Government agency and U.S. Government sponsored enterprise
mortgage-backed securities	3,401
U.S Treasury securities	2,017
Debt issued by foreign governments	1,540
Other securities	1,060

Total investment securities	$37,532

FHLB advances and securities sold under repurchase agreements are secured in part by these securities as of June 11, 2010. See “Note 6 — Borrowings.”

Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of investment securities as of June 11, 2010 is shown below by contractual maturity:

June 11, 2010
(In thousands)

Due within one year	$6,542
Due after one year but within five years	18,312
Due after five years but within ten years	6,289
Due after ten years	6,389

Total investment securities	$37,532

Subsequent to June 11, 2010, $26.1 million of investment securities were sold with a net loss of $47 thousand.

NOTE 4 — LOANS COVERED BY FDIC LOSS SHARING

The composition of loans covered by FDIC loss sharing as of June 11, 2010 is as follows:

	June 11, 2010
		% of Total
		Loans Covered
		by FDIC Loss
	Amount	Sharing
	(Dollars in thousands)

Real estate loans:
Residential single-family	$23,148	5.9%
Residential multifamily	29,449	7.5%
Commercial and industrial business	147,181	37.2%
Construction	80,136	20.2%

Total real estate loans	279,914	70.8%

Other loans:
Commercial business	109,222	27.6%
Other consumer	6,020	1.6%

Total other loans	115,242	29.2%

Total loans covered by FDIC loss sharing, gross	395,156	100.0%
Total discount resulting from acquisition date fair value	(84,174)

Total loans covered by FDIC loss sharing, net	$310,982

We refer to the $311.0 million of loans acquired in the WFIB Acquisition as “covered loans” as we will be reimbursed for 80% of any future losses on them under the terms of the FDIC shared-loss agreements. At the June 11, 2010 acquisition date, we estimated the fair value of the WFIB loan portfolio subject to the shared-loss agreements at $311.0 million, which represents the expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the non-accretable difference. The non-accretable difference represents an estimate of the credit risk in the WFIB loan portfolio at the acquisition date.

At June 11, 2010, credit-impaired loans totaled $44.1 million, which represented unpaid balances of $72.7 million reduced by a discount of $28.6 million resulting from acquisition date fair value adjustments. The non credit-impaired other loans totaled $266.9 million, which represented unpaid balances of $322.5 million reduced by a discount of $55.6 million resulting from acquisition date fair value adjustments. The undiscounted contractual cash flows for the covered credit-impaired loans and covered other loans are $79.8 million and $388.8 million, respectively. The undiscounted estimated cash flows not expected to be collected for the covered credit-impaired loans and covered other loans are $28.7 million and $46.0 million, respectively. The total accretable yield on covered impaired loans represents the amount by which the undiscounted expected cash flows exceed the estimated fair value. At June 11, 2010, such accretable yield on credit-impaired loans was approximately $8.2 million. The total accretable yield on other loans at June 11, 2010 was $76.5 million.

The Bank evaluated the loans acquired for impairment in accordance with the provisions of FASB Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.” Credit-impaired loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that the Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet the Bank’s definition for non-accrual status fall within the definition of credit-impaired covered loans.

The loans acquired in the WFIB Acquisition are and will continue to be subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the June 11, 2010 acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for loan losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC shared-loss receivable for covered loans.

Additionally, $2.9 million of non-impaired consumer loans were acquired that are not subject to the shared-loss agreements. As of June 11, 2010, the accretable yield on these loans was $325 thousand.

NOTE 5 — DEPOSITS AND CORE DEPOSIT INTANGIBLE

Deposit liabilities assumed are composed of the following at June 11, 2010:

	June 11, 2010
		Weighted-
		Average
	Amount	Rate
	(Dollars in thousands)

Noninterest-bearing	$41,448	-
Interest checking	15,363	0.56%
Money market	24,109	0.83%
Savings	14,834	0.66%
Time deposits:
Less than $100,000	97,408	1.95%
$100,000 or greater	200,995	2.21%
Time deposits fair value adjustment:
Less than $100,000	468
$100,000 or greater	1,285

Total deposits	$395,910

At June 11, 2010, scheduled maturities of time deposits were as follows:

Year of Maturity	June 11, 2010
(In thousands)

2010	$133,622
2011	139,256
2012	21,845
2013	2,898
2014 and thereafter	782

Total time deposits	$298,403

Core Deposit Intangible

We recorded a $3.1 million core deposit intangible with an estimated fifteen-year life. The estimated amortization expense for the remainder of 2010 and for the subsequent years is as follows:

Estimated
Amortization
Year	Expense
(In thousands)

Six months ending December 31, 2010	$192
Year ending December 31, 2011	370
Year ending December 31, 2012	345
Year ending December 31, 2013	319
Year ending December 31, 2014	294
Thereafter	1,545

Total estimated amortization expense	$3,065

NOTE 6 — BORROWINGS

FHLB Advances

As of June 11, 2010, there was $63.3 million principal balance of borrowings outstanding from the FHLB with a fair value of $65.3 million. As of this date, the FHLB advances were mainly comprised of $30.0 million in putable advances, $29.0 million in cash management advances and $4.3 million of other advances. As of June 30, 2010, all of the FHLB advances were paid off with a prepayment penalty of $2.0 million incurred, which was included in the fair value adjustment at the time of acquisition.

The following table summarizes the FHLB advances outstanding and weighted-average interest rate at June 11, 2010:

	June 11, 2010
		Weighted-
	Principal	Average
Year of Maturity	Balance	Rate
	(In thousands)

2010	$40,500	2.28%
2011	4,288	3.82%
2012	4,500	4.26%
2013	2,000	3.34%
2015	2,000	2.76%
2017	10,000	4.12%

Total FHLB advances	$63,288

Securities Sold Under Repurchase Agreements

At June 11, 2010, WFIB had securities sold under repurchase agreements with an estimated fair value of $1.9 million and a weighted-average interest rate of 0.95%.

NOTE 7 — DEFERRED INCOME TAXES

The deferred tax liability of $8.2 million as of June 11, 2010 is related to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. For income tax purposes, the WFIB Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

NOTE 8 — SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. We have evaluated events and transactions occurring subsequent to June 11, 2010 through the date of filing of this report, and such evaluation resulted in no adjustments to the accompanying Statement of Assets Acquired and Liabilities Assumed.